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                                                                    EXHIBIT 23.1

                         CONSENT OF PRICE WATERHOUSE LLP
                             INDEPENDENT ACCOUNTANTS
                         FOR UNION PLANTERS CORPORATION

         We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Union Planters Corporation of our report dated January 15, 1998, except as to Note 2 which is as of March 3, 1998, which appears on page 41 of Union Planters Corporation's 1997 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K of the year ended December 31, 1997. We also consent to the reference to us under the heading "EXPERTS" in such Joint Proxy Statement/Prospectus.

/s/ PRICE WATERHOUSE LLP

Memphis, Tennessee
April 7, 1998